                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               AURORA FOODS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          [LOGO OF AURORA FOODS INC.]

                               Aurora Foods Inc.
                              1000 Union Station
                              St. Louis, MO 63103

                               ----------------

                   Notice of Annual Meeting of Stockholders

                               ----------------

To the Stockholders of Aurora Foods Inc.:

   You are cordially invited to attend the Annual Meeting of Stockholders of Aurora Foods Inc. (the "Company") on Tuesday, June 5, 2001, at 1:00 p.m., local time, at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380. The meeting will be held for the following purposes:

     1. To elect a Board of Directors;

     2. To approve the amendment of the Company's 1998 Employee Stock Purchase Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   This notice is accompanied by a form of proxy and a Proxy Statement and the Company's 2000 annual report on Form 10-K. All of the above matters are more fully described in the Proxy Statement. Only stockholders of record at the close of business on April 25, 2001 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR
REPRESENTATION AT THE ANNUAL MEETING. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Richard C. Dresdale
                                          Richard C. Dresdale
                                          Chairman of the Board

St. Louis, Missouri
April 26, 2001

                               Aurora Foods Inc.
                              1000 Union Station
                              St. Louis, MO 63103

                               ----------------

                                PROXY STATEMENT

                               ----------------

   Your proxy in the form enclosed is solicited by the Board of Directors of Aurora Foods Inc. (the "Company") for use in voting at the Annual Meeting of Stockholders to be held on Tuesday, June 5, 2001 at 1:00 p.m., local time, or at any adjournment thereof. The Annual Meeting will be held at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380. This Proxy Statement and the enclosed form of proxy were first mailed to stockholders on or about the date of the Notice of Meeting.

   The Company's principal executive offices are located at 1000 Union Station, St. Louis, Missouri 63103 and its telephone number is (314) 241-0303. Continental Stock Transfer & Trust Company, which is assisting with the mechanics of the return of the proxies, may be contacted at (212) 509-4000.

   The shares represented by those proxies received, properly dated and executed, and not revoked, will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by (1) delivering to the Secretary of the Company at the Company's principal executive offices, no later than the start of the Annual Meeting, a written notice of revocation, (2) signing and returning a later dated proxy or (3) attending the Annual Meeting and voting the shares covered by the proxy in person. All shares represented by proxies that are properly dated, executed and returned, and which have not been revoked, will be voted in accordance with the specifications on the enclosed proxy. If no such specifications are made, the shares represented by such proxy will be voted FOR the election of the Board of Directors listed in this Proxy Statement and FOR the approval of the amendment of the Company's 1998 Employee Stock Purchase Plan and, with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy.

   If a proxy or ballot indicates a broker non-vote or that a stockholder, broker, or other nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal although such shares will be counted as in attendance at the meeting for purposes of a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by persons selected by the Company to act as inspectors of election for the Annual Meeting.

   The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and employees of the Company may communicate with stockholders either in person or by telephone or facsimile for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation.

                     Outstanding Shares and Voting Rights

   Only stockholders of record as of the close of business on April 25, 2001 will be entitled to vote at the Annual Meeting. As of that date, there were 74,123,682 shares of Common Stock, par value $0.01 per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. In addition, (1) a plurality of the votes properly cast for the election of directors by the stockholders attending the meeting in person or by proxy will elect directors to office; and (2) the affirmative majority of the votes properly cast at the meeting in person or by proxy is required for approval of Proposal 2.

                      Ratification of Board of Directors

                          (Proposal 1 on Proxy Card)

   The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than eleven directors. The Board of Directors, pursuant to the authority conferred on them by the Bylaws, has set the current number of directors at ten. Unless you request on your proxy card that voting of your proxy be withheld, proxies will be voted for the ratification of the Board of Directors comprised of the individuals named below.

   The Board of Directors has nominated Clive A. Apsey, David E. De Leeuw, Charles J. Delaney, Richard C. Dresdale, Andrea Geisser, Peter Lamm, George E. McCown, Ronald S. Orr, James T. Smith, and Christopher T. Sortwell, as directors of the Company. If elected at the Annual Meeting, each director will serve until the next Annual Meeting of Stockholders and until their successors are elected or chosen. Each nominee is currently a director of the Company. For more information about each nominee, see "Directors and Executive Officers". The Company does not have a nominating committee.

   The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if ratified. In the event any director named above becomes unable or unwilling to serve, the proxies in the form solicited will be voted for an alternative or alternatives designated by the present Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE BOARD OF DIRECTORS.

      Approval of the Amendment of the 1998 Employee Stock Purchase Plan

                          (Proposal 2 on Proxy Card)

              AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

   On March 27, 2001, the Board of Directors approved, effective as of January 1, 2001, and subject to stockholder approval, amendments to the 1998 Employee Stock Purchase Plan (the "Purchase Plan") upon the recommendation of the Compensation Committee of the Board of Directors. Among other changes, the amendments would modify the 1998 Employee Stock Purchase Plan in the following significant ways.

   First, the purchase price for Common Stock under the amended Purchase Plan would be 85% of the fair market value of the Common Stock at the beginning of each six-month offering period, rather than the lesser of 85% of the fair market value of the Common Stock at the beginning of the offering period and the end of the offering period, as is provided in the current Purchase Plan.

   Second, the Board voted to decrease the number of shares available for purchase by an employee under the Purchase Plan during a calendar year. The amendments decrease the per employee limit from 5,000 to 2,000.

   Third, the amendments would terminate the plan at the end of 2003, rather than allowing it to continue in effect until July of 2008.

   Finally, there were no shares available under the Purchase Plan as of December 31, 2000. The Board of Directors is seeking an increase in the number of shares available under the Purchase Plan to 400,000, an increase of 200,000 shares, so that sufficient shares are available to continue to meet the employees' needs under the program.

Plan Administration

   The Purchase Plan is designed to enable eligible employees to purchase shares of Common Stock at a discount through payroll deductions. The primary purpose of the Purchase Plan is to attract and retain key employees by offering such persons a greater interest in the Company's business through stock ownership. All employees of the Company or a Subsidiary (as defined in the Purchase Plan), who are employed by the Company or a Subsidiary at least 20 hours per week and five months per year and for the three months immediately preceding the beginning of an offering period, other than employees owning 5% or more of the Common Stock or accruing the right to purchase stock under all Employee Stock Purchase Plans at a rate that exceeds $25,000 worth of stock per calendar year, are eligible to participate in the offering period. As of December 31, 2000, there were approximately 220 employees enrolled in the Purchase Plan.

   Under the Purchase Plan, an employee who is eligible to participate in the Purchase Plan has the right to purchase up to the number of shares of Common Stock purchasable with 15% of such employee's earnings, subject to the proposed, amended limitation of 2,000 shares per employee per calendar year. Purchases occur twice a year at the end of six-month offering periods which begin on the first day following January 1 and July 1 on which the national stock exchanges and the NASDAQ system are open for trading. The purchase price for Common Stock under the Purchase Plan as proposed to be amended will be 85% of the fair market value of the Common Stock at the beginning of the offering period. On April 19, 2001 the last reported sale price for Common Stock as reported on the New York Stock Exchange was $5.64 per share. The Purchase Plan as proposed to be amended will terminate on December 31, 2003.

   If a participant's employment with the Company terminates during the offering period, the participant will be deemed to have elected to withdraw from the plan (unless the employee is receiving payment in lieu of notice of termination) and the balance of the participant's payroll withholding account will be refunded without interest.

Federal Income Tax Consequences

   The following discussion of certain federal income tax consequences associated with participation in the Purchase Plan is based on the law as currently in effect. It does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Purchase Plan, nor does it cover state, local or non-U.S. taxes.

   Under the Purchase Plan, a participant does not realize income either upon the grant of an option at the beginning of an option period or upon the exercise of the option at the end of that period. If shares of Common Stock acquired upon exercise are disposed of within two years from the date of grant of the option, the participant realizes ordinary income at the time of disposition equal in general to the excess of the fair market value of the shares on the measurement date over the exercise price. The Company is entitled to a corresponding deduction. If shares acquired upon exercise are disposed of after the two-year period described above, or if the participant dies at any time while holding the shares, ordinary income is realized in an amount equal to the lesser of (i) 15% of the fair market value of the shares at the time the option was granted, or (ii) the excess of the fair market value of the shares at the time of disposition (or death) over the exercise price. In addition, a capital gain will be recognized on the excess, if any, of the amount recognized on a sale over the employee's basis (the amount paid per share plus the ordinary income recognized as a result of the sale). No deduction is available to the Company for this amount.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2.

                                 Other Matters

General

   The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters described above. If any other business should properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board of Directors. Discretionary authority for them to do so is contained in the proxy cards.

 Stockholder Proposals

   Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2002 Annual Meeting of the Stockholders must be received by the Secretary of the Company at the Company's principal executive offices located at 1000 Union Station, St. Louis, Missouri, 63103, by January 1, 2002.

   In general, stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company 45 days in advance of the mail date of the prior year's proxy statement, or by March 17, 2002, to be considered for the 2002 Annual Meeting of the Stockholders.

Directors and Executive Officers

   The names, ages and positions of all directors and executive officers of Aurora Foods Inc., as of April 20, 2001, are listed below, followed by a brief account of their business experience for at least the past five years. Directors and officers serve in their positions until their resignation or removal. Officers serve at the pleasure of the Board of Directors.


             Name         Age                    Position(s)
             ----         ---                    -----------
      Richard C.           45 Chairman of the Board and Director
      Dresdale
      David E. De Leeuw    56 Vice Chairman and Director
      James T. Smith       53 President, Chief Executive Officer, and Director
      Christopher T.       44 Executive Vice President, Chief Financial Officer
      Sortwell                and Director
      Andrea Geisser       58 Treasurer and Director
      Thomas O.            46 Executive Vice President, Aurora Brands
      Ellinwood
      Paul A. Graven       57 Sr. Vice President, Human Resources & Corporate
                              Compliance Officer
      Clive A. Apsey       53 Director
      Charles J. Delaney   41 Director
      Peter Lamm           49 Director
      George E. McCown     65 Director
      Ronald S. Orr        54 Director

Richard C. Dresdale--Chairman of the Board and Director

   Mr. Dresdale has served as a Director of the Company since June 1998 and the Chairman of the Board since February 2000. Prior to that time, Mr. Dresdale was a Director of AurFoods from December 1996 to June 1998. Mr. Dresdale is President of Fenway Partners, Inc. ("Fenway") and was a founding partner. Fenway is a New York-based private equity firm for institutional investors with the primary objective of acquiring leading middle-market companies. Prior to founding Fenway with Messrs. Lamm and Geisser, Mr. Dresdale was employed by Clayton, Dubilier and Rice, Inc. from June 1985 to March 1994, most recently as a Principal. Mr. Dresdale serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Quality Stores, Inc., Delimex Holdings, Inc. and Simmons Company.

David E. De Leeuw--Vice Chairman and Director

   Mr. De Leeuw has served as a Director of the Company since June 1998 and as Vice Chairman of the Board since February 2000. Prior to that time, Mr. De Leeuw was a Director of AurFoods from December 1996 to June 1998. Mr. De Leeuw is a managing director of McCown De Leeuw & Co., Inc. ("MDC."). MDC is a private equity investment firm with the primary objective of buying and building industry-leading, middle-market companies in partnership with management. Prior to founding MDC with George E. McCown in 1984, Mr. De Leeuw was Manager of the Leveraged Acquisition Unit and Vice President in the Capital Markets Group at Citibank, N.A. Mr. De Leeuw also worked with W.R. Grace & Co. where he was Assistant Treasurer and Manager of Corporate Finance. Mr. De Leeuw began his career as an investment banker with Paine Webber Incorporated. He currently serves as a director of American Residential Investment Trust, Papa Gino's, Inc., Cornerstone Family Services and DIMAC Marketing Partners, Inc.

James T. Smith--President, Chief Executive Officer and Director

   Mr. Smith was appointed by the Board of Directors as President, Chief Executive Officer and Director of the Company in April 2000. Prior to joining Aurora Foods, Mr. Smith was with ConAgra Foods, first as President and Chief Operating Officer of ConAgra Frozen Foods from April 1993 to September 1998, and then as President and Chief Operating Officer of the ConAgra Frozen Prepared Foods Group, which included ConAgra Frozen Foods, Singleton Seafood, Gilandi Foods and Pierce Foods. ConAgra Foods is a company that manufactures, among other items, agricultural chemicals, feed, fertilizers, grain, poultry, processed meat, seafood and frozen prepared food products. From 1991 to 1993, Mr. Smith served as Executive Vice President and Director, and then President and Director of Gerber Products Company. From 1971 until 1991, Mr. Smith worked at the Procter and Gamble Company in a number of marketing and general management positions in the United States and Europe.

Christopher T. Sortwell--Executive Vice President, Chief Financial Officer and Director

   Mr. Sortwell was appointed by the Board of Directors as the Executive Vice President, Chief Financial Officer, Secretary and Director of the Company in April 2000. From July 1999 until he accepted his position with the Company, Mr. Sortwell was the Executive Vice President and Chief Financial Officer of the SBC Holdings Inc., the investment vehicle that was formerly the Stroh Brewery Company. Prior to that time, Mr. Sortwell had been the Executive Vice President and Chief Financial Officer for the Stroh Brewery Company from July 1996 to July 1999. From August 1990 to June 1996, Mr. Sortwell was the Senior Vice President and Chief Financial Officer of the Stroh Brewery Company. Mr. Sortwell joined the Stroh Brewery Company as Director, Corporate Planning and Development in October 1985. Mr. Sortwell worked from 1980 to 1985 with McKinsey and Company.

Andrea Geisser--Treasurer and Director

   Mr. Geisser has served as a Director of the Company since June 1998. Prior to that time, Mr. Geisser was a Director of Van De Kamp's, Inc. ("VDK") from September 1995 to June 1998 and a Director of AurFoods from December 1996 to June 1998. Mr. Geisser has been a Managing Director of Fenway since the firm's founding in 1994. Prior to founding Fenway with Messrs. Lamm and Dresdale, Mr. Geisser was employed by Butler Capital Corporation ("BCC") from February 1989 to June 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. From 1986 to 1989, Mr. Geisser was a Managing Director of Onex Investment Corporation, the largest Canadian leveraged buyout company, and prior to that started the U.S. operations of EXOR, a European investment company, where he was a Senior Vice President and Director. Mr. Geisser serves as a director of a number of Fenway's portfolio companies, including Decorative Concepts, Inc., Iron Age Corporation, Harry Winston, Inc. and Valley-Dynamo LP.

Thomas O. Ellinwood--President, Frozen Food Division

   Mr. Ellinwood joined Aurora Foods in 1995 as President, VDK and has been Executive Vice President, Aurora Brands since the consolidation of the frozen and dry grocery business in April, 2000. From 1998 until April 2000, Mr. Ellinwood served as President, Frozen Foods Division of the Company. Mr. Ellinwood was Vice President and General Manager of Pet Incorporated ("Pet") from March 1992 until VDK bought the Van de

Kamp's(R) business in 1995 from Pet. Between 1990 and 1992, Mr. Ellinwood held the position of Vice President, Marketing at Pet. Prior to Pet's acquisition of Van de Kamp's(R) in 1989, from 1986 to 1989, Mr. Ellinwood held various positions of increasing responsibility with Pet's sales and marketing departments. Mr. Ellinwood served as General Manager of Omar, Inc., a privately owned aerospace manufacturing company, from 1983 to 1986. Mr. Ellinwood is a director of Medical Office Online, Inc.

Paul A. Graven--Senior Vice President, Human Resources & Corporate Compliance Officer

   Paul Graven has been Senior Vice President, Human Resources of Aurora Foods Inc. since joining the Company in April 2000 and Corporate Compliance Officer since March 2001. Prior to joining Aurora Foods, from 1998 to 2000, Mr. Graven was Senior Vice President, Human Resources for ConAgra Frozen Foods group. From 1980 to 1998, Mr. Graven held a variety of Human Resource positions with ConAgra. Prior to joining ConAgra in 1980, Mr. Graven held progressively more responsible Human Resource positions with Porter Paint Co., the Federal Reserve and RCA Corporation.

Clive A. Apsey--Director

   Mr. Apsey has served as a Director of the Company since June 1998. Prior to that time, Mr. Apsey was a Director of VDK from September 1995 to June 1998. Mr. Apsey was an Executive Director of Tiger Oats Ltd. (which has subsequently changed its name to Tiger Brands, Ltd.) ("Tiger Oats"), a branded food and consumer healthcare products management group, from 1987 to 1998 and currently serves as a consultant to the group.

Peter Lamm--Director

   Mr. Lamm has served as a Director of the Company since June 1998. Prior to that time, Mr. Lamm was a Director of VDK from September 1995 to June 1998 and a director of AurFoods from December 1996 to June 1998. Mr. Lamm is Chairman and Chief Executive Officer of Fenway and was a founding partner. Prior to founding Fenway with Messrs. Dresdale and Geisser, Mr. Lamm was employed by Butler Capital Corporation from February 1982 to April 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. Mr. Lamm serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Quality Stores, Inc., Delimex Holdings, Inc., Iron Age Corporation, Harry Winston, Inc. and Simmons Company.

George E. McCown--Director

   Mr. McCown has been a Director of Aurora Foods since May 1999. Mr. McCown is a managing director of MDC, which he founded with Mr. De Leeuw in 1984. Before co-founding MDC, Mr. McCown spent 18 years at Boise Cascade Corporation in a series of general management positions in paper, packaging, building materials and real estate. When Mr. McCown left at the end of 1980, he was Senior Vice President for the Building Materials Group and President of Boise Cascade Home and Land Corporation. Mr. McCown is an officer and director of several current and former MDC portfolio companies including Chairman of the Board of Building Materials Holding Corporation. He serves as a Director of The Brown Schools, DIMAC Marketing Partners, Inc., Home Asset Management Corporation, Fitness Holdings Worldwide, Inc., E-M-Solutions, Inc. and Frontway Network Solutions, Inc.

Charles J. Delaney--Director

   Mr. Delaney has served as a Director of Aurora Foods Inc. since June 1998. Prior to that time, Mr. Delaney was a Director of VDK from September 1995 to June 1998. Mr. Delaney founded and manages UBS Capital Americas, a private equity business in North America and Latin America, which commenced operations in 1992. In 1999 Mr. Delaney and the partners of UBS Capital Americas raised two direct investment funds totaling $1.5 billion which are managed by the partners of UBS Capital Americas. Upon raising these UBS Capital, LLC sponsored funds, Mr. Delaney became the Chief Executive Officer of UBS Capital Americas (and the various related funds management companies). From 1989 to 1992, Mr. Delaney was in charge of the Leveraged Finance Group of UBS Capital LLC in North America, which financed private equity transactions. Prior to Joining UBS Capital LLC, he worked for the Hong Kong and Shanghai Banking Group in New York, London and Greece. Mr. Delaney is a graduate of Lehigh University. Mr. Delaney is also a director of AMS Holdings, Corp., DirectNet Holdings (Cayman) Ltd. and Edison Schools Inc.

Ronald S. Orr--Director

   Ronald S. Orr has been a Director of the Company since April 1, 2000. Mr. Orr is an Operating Affiliate of MDC and presently serves on the Board of Directors of DIMAC Marketing Partners, Inc. and E-M-Solutions, Inc. Mr. Orr is President and a Director of Ron Orr and Professionals, Inc., a management consulting firm specializing in providing restructuring expertise. In March 2001, Mr. Orr became Corporate Vice President, Strategic Development, E-M-Solutions. Mr. Orr served as a full time consultant to Colony Capital Inc., a private equity fund, from March 1998 through August 1999. During the period from March 1998 through August 1999, Mr. Orr served as President and a Director of Lahotel Corporation (owner and operator of the L'Ermitage Hotel in Beverly Hills, California) and as a Director of Silverlink Holdings, Inc. (owner and operator of the Amanresorts located throughout the world). From March 1980 through June 1997, Mr. Orr was a partner at the law firm of Gibson, Dunn & Crutcher.

   Certain of the directors of the Company are affiliated with Fenway entities, MDC entities, Tiger Oats, Gloriande and UBS Capital LLC, all of which are shareholders of the Company. Pursuant to the Securityholders Agreement, each of these entities has certain rights and obligations regarding the designation of directors.

   There are no family relationships between any directors or executive officers of the Company.

                     Meetings and Committees of Directors

Board Meetings

   The Board of Directors held sixteen meetings during the fiscal year ended December 31, 2000. The Board of Directors has the committees listed below.

Compensation Committee

   The Compensation Committee, which met once during 2000, determines the compensation of executive officers, including bonuses, subject to ratification by the Board of Directors and administers the Company's 1998 Long Term Incentive Plan, 1998 Employee Stock Purchase Plan and 2000 Equity Incentive Plan. The Compensation Committee is comprised of Messrs. De Leeuw and Lamm.

Audit Committee

   The Audit Committee, which met twice during 2000, recommends to the Board of Directors the engagement of the Company's independent accountants and reviews the plans for, and the results and scope of, the annual auditing engagement. The Audit Committee is comprised of Messrs. Apsey and Delaney.

                            AUDIT COMMITTEE REPORT

   The Audit Committee is composed of two independent directors as defined by the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A.

   Our responsibility is to assist the Board of Directors in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements and (iii) the independence and performance of the Company's internal and external auditors.

   The Audit Committee met and held discussions with management and the independent accountants. We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2000 with the Company's management. We also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61.

   We received from the independent accountants the written disclosures required by Independent Standards Board Standard No. 1 and discussed with the independent accountants that firm's independence.

   We received the following information concerning the fees of the independent accountants for the year ended December 31, 2000, and have considered whether the provision of the non-audit services is compatible with maintaining the independence of the independent accountants:

   . Audit Fees (including review of 10-Q's)........................... $535,500
   . Financial Information Systems Design and Implementation Fees...... $      0
   . All Other Fees.................................................... $810,964

Based on the foregoing, we have recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          By the Audit Committee:

                                          Clive Apsey
                                          Charles Delaney

                           Compensation of Directors

   Directors of the Company generally do not receive compensation for their services as directors. However, during the year ended December 31, 2000, Mr. Apsey received compensation in the amount of $50,000. The Company awarded this compensation in connection with, and recognition of, Mr. Apsey's increased time commitment and responsibilities relating to the investigation by the special committee of the Board of Directors formed in February, 2000. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

                             Executive Compensation

   The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the next four most highly compensated executive officers of the Company (together, the "Named Executive Officers"), during the years ended December 31, 2000, 1999 and 1998.

Summary Compensation Table

                                                                       Long-term
                                        Annual Compensation           Compensation
                               -------------------------------------- ------------
                                                                       Securities
Name and Principal                                    Other Annual     Underlying      All Other
Position(/1/)             Year Salary(/2/)  Bonus   Compensation(/3/)   Options    Compensation(/4/)
------------------        ---- ----------- -------- ----------------- ------------ -----------------
James T. Smith..........  2000  $ 550,000  $812,918     $118,120       1,000,000        $ 6,850
President and Chief
 Executive Officer


Peter Lamm..............  2000 $        0       --           --              --             --
Acting Chief Executive
 Officer


Ian R. Wilson...........  2000 $1,000,000       --           --              --             --
Chairman of the Board
 and                      1999 $1,000,000       --           --              --             --
 Chief Executive Officer  1998 $1,000,000  $450,000          --              --             --


Christopher T. Sortwell.  2000 $  400,000  $313,424          --          450,000        $14,578
Chief Financial Officer


Thomas O. Ellinwood.....  2000 $  320,000  $ 28,800          --          300,000        $14,966
Executive Vice
 President--              1999 $  290,000       --           --              --         $ 9,740
 Brands                   1998 $  275,000  $123,750          --          175,000        $ 8,895


Paul A. Graven..........  2000 $  225,000  $209,178     $ 52,016         300,000        $11,649
Senior Vice President
 Human Resources and
 Corporate Compliance
 Officer


Anthony A. Bevilacqua...  2000 $  234,000  $ 65,012          --          200,000        $14,897
Senior Vice President--   1999 $  210,000  $ 52,500          --              --             --
 Marketing                1998 $  200,000  $ 50,000          --          100,000            --

--------
(1) All positions are as of December 31, 2000, except for those of Messrs. Wilson and Lamm. Mr. Wilson resigned his offices with the Company on February 17, 2000. Mr. Lamm served as Acting Chief Executive Officer during the period between Mr. Wilson's resignation and Mr. Smith's appointment to the offices of President and Chief Executive Officer by the Board of Directors in April 2000.

(2) Amounts have been annualized.

(3) Relocation reimbursements for Mr. Smith totaled $107,959 and for Mr. Graven $43,015.

(4) Other compensation includes Company contributions on behalf of the officers to profit sharing and savings plans and other related benefits.

                              Stock Option Grants

   The following table sets forth information with respect to stock option grants to the Named Executive Officers during 2000. The options were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant. The options vest ratably over three or four years beginning in the first year after the date of grant and expire ten years after the date of grant.

                                                        Individual Grants
                          ------------------------------------------------------------------------------
                                                                          Potential Realizable Value at
                                                                             Assumed Annual Rates of
                                                                          Stock Price Appreciation for
                                                                                   Option Term
                                                                          -----------------------------
                          Number of
                          Securities Percent of Total
                          Underlying Options Granted
                           Options   to Employees in  Exercise Expiration
Name                       Granted     Fiscal Year     Price      Date          5%            10%
----                      ---------- ---------------- -------- ---------- -------------- ---------------
James T. Smith..........  1,000,000        19.5%       $4.000     2010    $    2,515,579 $    6,374,970
Christopher T. Sortwell.    450,000        8.8%        $4.000     2010    $    1,132,010 $    2,868,736
Thomas O. Ellinwood.....    300,000        5.9%        $3.625     2010    $      683,923 $    1,733,195
Paul A. Graven..........    300,000        5.9%        $3.625     2010    $      683,923 $    1,733,195
Anthony A. Bevilacqua...    200,000        3.9%        $3.875     2010    $      487,393 $    1,235,150

Option Grants in the Last Fiscal Year

          Option Exercises and Year-end Value of Unexercised Options

   The following table sets forth information with respect to each exercise of stock options during the 2000 fiscal year by a Named Executive Officer and the number and value of unexercised stock options held by the Named Executive Officers at December 31, 2000.

 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option

                                                   Number of Securities
                                                  Underlying Unexercised   Value of Unexercised In-
                           Shares                 Options at Fiscal Year     the-Money Options at
                          Acquired                          End               Fiscal Year End(2)
                             on        Value     ------------------------- -------------------------
Name                      Exercise Realized(/1/) Exercisable Unexercisable Exercisable Unexercisable
----                      -------- ------------- ----------- ------------- ----------- -------------
James T. Smith..........     --        $ --        250,000      750,000       $ --         $ --
Christopher T. Sortwell.     --          --        112,500      337,500         --           --
Thomas O. Ellinwood.....     --          --        117,250      357,750         --           --
Paul A. Graven..........     --          --          --         300,000         --           --
Anthony A. Bevilacqua...     --          --        67,000       233,000         --           --

--------
(1) The Value Realized is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No options were exercised during the last fiscal year.

(2) The Value of Unexercised In-the-Money Options at Fiscal Year End is equal to $0, the fair market value of each share underlying the options at December 31, 2000, less the exercise price, times the number of options. No options were in the money at December 31, 2000

                             Employment Agreements

   James T. Smith serves as President and Chief Executive Officer pursuant to an employment agreement, dated March 27, 2000. Mr. Smith receives an annual salary of $550,000 (subject to annual adjustments) and is eligible to receive a bonus of 100% salary if the Company achieves 100% of Board specified performance targets and the bonus will exceed 100% of salary in the event the Company exceeds the Board specified performance targets. For fiscal year ending December 31, 2000, the annual bonus shall not be less than 100% of salary paid in 2000 and for the Company's fiscal year ending 2001, the annual bonus shall not be less than 50% of salary paid in 2001. Mr. Smith will be eligible to receive a special bonus of $200,000, of which 50% is payable based upon the Company's achievement of Board specified performance targets and 50% is payable based on his continued employment as of June 30, 2001. Mr. Smith received a signing bonus in the amount of $400,000, payable in equal installments on the first 30, 60 and 90 days after the employment date. The Company may terminate employment with cause (as defined in the agreement) upon written notice to Mr. Smith. Mr. Smith may voluntarily terminate for good reason (as defined in the agreement) at any time upon 60 days written notice. If the Company terminates Mr. Smith without cause (as defined in the agreement) after December 31, 2000, the salary in effect at that time is maintained until the second anniversary of the termination date. If within two
(2) years after a change of control (as defined in the agreement), Mr. Smith terminates his employment for good reason or the Company terminates him other than for cause, the Company must pay a lump sum payment equal to two (2) times the sum of salary and bonus paid to him during the preceding twelve months. Mr. Smith may not compete with or solicit employees from the Company for a period of two (2) years following the termination of his employment.

   Christopher T. Sortwell serves as Executive Vice President and Chief Financial Officer pursuant to an employment agreement, dated March 21, 2000. Under the terms of the employment agreement, Mr. Sortwell receives an annual salary of $400,000 (subject to annual adjustments) and is eligible to receive a bonus of 100% salary if the Company achieves 100% of Board specified performance targets and the bonus will exceed 100% of salary in the event the Company exceeds the Board specified performance targets. For the fiscal year ending December 31, 2000, the annual bonus shall not to be less than 100% of his 2000 salary and for the Company's fiscal year ending 2001, the annual bonus shall not be less than 75% of salary paid in 2001. Mr. Sortwell will be eligible to receive a special bonus of $150,000, of which 50% is payable based upon the Company's achievement of Board specified performance targets and 50% is payable based on his continued employment as of June 30, 2001. The Company may terminate employment with cause (as defined in the agreement) upon written notice to Mr. Sortwell. If the Company terminates Mr. Sortwell without cause (as defined in the agreement) after December 31, 2000, the salary in effect at that time is maintained until the second anniversary of the termination date. If within two (2) years of a change of control (as defined in the agreement), Mr. Sortwell terminates his employment for good reason or the Company terminates him for other than cause (as defined in the agreement), the Company must pay a lump sum payment equal to two (2) times the sum of salary and bonus paid to him during the preceding twelve months. Mr. Sortwell may not compete with or solicit employees from the Company for a period of two (2) years following the termination of his employment.

   Paul A. Graven serves as Senior Vice President, Human Resources and Corporate Compliance Officer pursuant to an employment agreement dated March 27, 2000. Under the terms of the employment agreement, Mr. Graven receives an annual salary of $225,000 (subject to annual adjustments) and is eligible to receive a bonus of 80% of his base salary based on Board specified performance targets with provision for the bonus to exceed 80% if the Company exceeds the Board specified performance targets. For the fiscal year ending December 31, 2000, the annual bonus shall not to be less than 80% of salary paid in 2000. Mr. Graven is eligible to receive a $70,000 employment incentive payable in two equal installments at the 30th and 60th day of employment and is eligible to receive a cash bonus of $100,000 based on his continued employment through June 30, 2003. The Company may terminate employment with cause (as defined in the agreement) upon written notice to Mr. Graven. If the Company terminates Mr. Graven without cause (as defined in the agreement) after December 31, 2000, his salary in effect at that time is given until the second anniversary of the termination date. If within two (2) years of a change of control (as defined in the agreement), Mr. Graven terminates his employment for good reason (as defined in the agreement) or the Company terminates him other than for cause, the Company must pay a lump sum payment equal to two (2) times the sum of salary and bonus paid to him during the preceding twelve months. Mr. Graven may not compete with or solicit employees from the Company for a period of two (2) years following the termination of his employment.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors consists exclusively of non-employee directors and is responsible for setting and administering the policies that govern the compensation of executive officers of the Company. The Compensation Committee also administers the Company's 2000 Equity Incentive Plan, the Company's 1998 Long Term Incentive Plan and the 1998 Employee Stock Purchase Plan.

 Compensation Philosophy

   The Company's compensation program for its executive officers is based on the following objectives:

  . Total compensation of the executive officers should be linked to the financial performance of the Company.

  . The compensation paid to the executive officers of the Company should compare favorably with executive compensation levels of other similarly-sized companies so that the Company can continue to attract and retain outstanding executives.

  . The compensation program should reward outstanding individual performance and contributions as well as experience.

 Compensation Methodology

   The Company's executive compensation program has three components: base salary, annual bonus and stock options. The Compensation Committee reviews executive compensation in light of the Company's performance during the fiscal year and compensation data at companies that are considered comparable. The Compensation Committee considers the operating results of the Company as a factor in determining the compensation of its executives.

 Base Salary

   The annual base salary is designed to compensate executives for their sustained performance and level of responsibility. The Compensation Committee approves all salary increases for executive officers, which are then subject to ratification by the Board of Directors. The salaries of certain executive officers are established by employment agreements as described above.

 Annual Bonus

   The annual bonus is given to promote the achievement of the Company's performance objectives. The specific performance objectives for each executive officer and the payments made relative thereto are governed by earnings criteria as established by the Board of Directors. Such criteria are primarily measured by Company and/or individual performance as established in the annual operating plan/objectives.

 Stock Options

   Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's Common Stock. The Compensation Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The Compensation Committee has not established any target level of ownership of the Company's Common Stock by the Company's executives. Retention of shares of the Company's Common Stock, however, is encouraged. Stock options are awarded under the Company's 2000 Equity Incentive Plan and the Company's 1998 Long Term Incentive Plan. Stock options granted to executive officers have exercise prices equal to the market price of the Company's Common Stock on the date of grant, vest over three to five years and have terms of ten years. The Compensation Committee approves all stock option grants.

 Compensation of the Chief Executive Officer

   Mr. Smith and the Company entered into an employment agreement subject to approval by the Board of Directors dated March 27, 2000 as described in "Executive Compensation--Employment Agreements." Mr. Smith was appointed Chief Executive Officer of the Company by the Board of Directors in April 2000.

   The Compensation Committee reviews the compensation of the chief executive officer in light of the Company's performance during the fiscal year and compensation data at companies that are considered comparable. The Compensation Committee considers the operating results of the Company as a factor in determining the compensation of its chief executive officer.

   The Compensation Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of comparable size to the Company.

 Tax Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, limits the federal income tax deductibility of compensation paid to the executive officers named in the Summary Compensation Table starting on page 8. The Company generally may deduct compensation to such an officer only if the compensation does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in Section 162(m).

   The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

By the Compensation Committee:

David De Leeuw

Peter Lamm

                               Performance Graph

   The following graph compares the cumulative total return to stockholders of the Company's Common Stock from July 1, 1998 through December 31, 2000 to the cumulative total return of (1) the Russell 2000 Index and (2) the S&P Mid Cap Food Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the other indexes and reinvestment of all dividends).

                              [PERFORMANCE GRAPH]

        Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of April 19, 2001 by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and executive officer of the Company, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse. The number and percentage of shares beneficially owned are based on 74,123,682 shares of common stock outstanding as of April 19, 2001, assuming conversion of all outstanding shares of preferred stock into common stock. Such conversion is calculated assuming no payment of stock dividends and the initial conversion price which is subject to adjustment.

                                                                   Shares
                                                                Beneficially
                                                                 Owned(/1/)
                                                             ------------------
Name of Owner                                                  Number   Percent
-------------                                                ---------- -------
Fenway Partners entities(/2/)............................... 21,003,573  28.3%
McCown De Leeuw & Co. entities(/3/)(/4/).................... 18,018,279  24.3%
California Public Employees Retirement System(/4/)..........  3,737,581   5.0%
Dartford Partnership LLC(/5/)...............................  4,220,780   5.7%
Tiger Oats Limited(/6/).....................................  4,259,390   5.7%
UBS Capital LLC(/7/)........................................  4,795,706   6.5%
Officers and Directors:
James T. Smith(/8/).........................................    255,648     *
Christopher T. Sortwell(/9/)................................    114,268     *
Thomas O. Ellinwood(/10/)...................................    436,672     *
Paul S. Graven(/11/)........................................    100,000     *
Clive A. Apsey(/6/).........................................  4,259,390   5.7%
David E. De Leeuw(/3/)...................................... 18,018,279  24.3%
Charles J. Delaney(/7/).....................................  4,795,706   6.5%
Richard C. Dresdale(/2/).................................... 21,003,573  28.3%
Andrea Geisser(/2/)......................................... 21,003,573  28.3%
Peter Lamm(/2/)............................................. 21,003,573  28.3%
George E. McCown(/3/)....................................... 18,018,279  24.3%
Ronald S. Orr(/3/).......................................... 18,018,279  24.3%
All directors and executive officers of the Company as a
 Group (12 persons)......................................... 48,983,536  66.1%

--------
*Less than 1%.
 (1) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security.
 (2) Includes 16,362,052, 1,911,218, 240,304, and 141,112 shares of Common
     Stock owned directly or indirectly by the Fenway Partners Capital Fund, L.P. (the "Fenway Fund I"), Fenway Partners Capital Fund II, L.P. (the "Fenway Fund II" and, together with the Fenway Fund I, the "Fenway Funds"), FPIP, LLC and FPIP Trust, LLC, respectively and 2,348,887 shares of Common Stock issuable upon conversion of 1,967,193 shares of Series A Cumulative Convertible Preferred Stock owned by Fenway Fund II. FPIP, LLC and FPIP Trust, LLC are entities formed by the investment professionals of Fenway to make co-investments alongside the Fenway Funds. The managing member of each of FPIP, LLC, and FPIP Trust, LLC is Fenway. The general partner of Fenway Fund I is Fenway Partners, L.P., a Delaware limited partnership, whose general partner is Fenway Partners Management, Inc., a Delaware corporation. The general partner of Fenway Fund II is Fenway Partners II, LLC, a Delaware limited liability company. Peter Lamm, Richard Dresdale and Andrea Geisser are directors and/or officers of each of Fenway Partners Management, Inc. and Fenway, and Peter Lamm and Richard Dresdale are managing members of Fenway Partners II, LLC, and as such may be deemed to have or share the power to vote or dispose of the shares of Common Stock held by the Fenway

   Funds, FPIP, LLC and FPIP Trust, LLC. Each of Messrs. Lamm, Dresdale, and Geisser has no direct ownership of any shares of the Common Stock and disclaims beneficial ownership of any of such shares except to the extent of their direct or indirect partnership or membership interests in the Fenway Funds, FPIP, LLC and FPIP Trust, LLC. The address of the Fenway entities is 152 West 57th Street, New York, New York 10019.
 (3) Includes 5,897,598 shares of Common Stock owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC Management Company III, L.P. ("MDC III"), 418,687 shares of Common Stock owned by McCown De Leeuw & Co. III (Europe), L.P., an investment partnership whose general partner is MDC Management Company III, L.P., 98,124 shares of Common Stock owned by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC Management Company IIIA, L.P. ("MDC IIIA"), 127,571 shares of Common Stock owned by Gamma Fund LLC, a California limited liability company, 5,885,400 shares of Common Stock owned by McCown De Leeuw & Co. IV, L.P., an investment partnership whose general partner is MDC Management Company IV, LLC ("MDC IV"), 95,308 shares of Common Stock owned by Delta Fund LLC, a California limited liability company, 124,102 shares of Common Stock owned by McCown De Leeuw & Co. IV Associates, L.P., whose general partner is MDC IV, and an aggregate of 1,592,408 shares of Common Stock issuable upon conversion of 1,333,642 shares of Series A Cumulative Convertible Preferred Stock owned by McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. III (Europe), L.P., McCown De Leeuw & Co. III (Asia), L.P., McCown De Leeuw & Co. IV, L.P. ("MDC IV, LP"), McCown De Leeuw & Co. IV Associates, L.P. ("MDC IV Associates, LP"), Gamma Fund LLC and Delta Fund LLC. In addition, includes 3,737,581 shares of Common Stock held by CALPERS for which McCown De Leeuw & Co. III, L.P. has an irrevocable proxy, which provides the power to vote all of the securities held by CALPERS. Includes 20,000 shares held by David E. De Leeuw and 3,000 shares held in trust for Mr. De Leeuw's son. Includes 8,500 shares of Common Stock held by Ronald S. Orr. Also includes 10,000 shares of Common Stock held by George McCown. The voting members of Gamma Fund LLC and Delta Fund LLC are George E. McCown, David E. De Leeuw, Robert B. Hellman, Jr., Steven
     A. Zuckerman, Phil Collins and John E. Murphy. The general partners of MDC III and MDC IIIA are Messrs. McCown, De Leeuw, Hellman and Zuckerman. The managing members of MDC IV are Messrs. McCown, De Leeuw, Hellman, Zuckerman and Collins. Voting and dispositive decisions regarding the securities owned by McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. III (Europe), L.P., and McCown De Leeuw & Co. III (Asia), L.P. are made by Mr. McCown and Mr. De Leeuw, Mr. Hellman and Mr. Zuckerman, as Managing General Partners of each of MDC III and MDC IIIA who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of such entity. Voting and dispositive decisions regarding the securities owned by MDC IV, LP and MDC IV Associates, LP are made by Messrs. McCown, De Leeuw, Hellman, Zuckerman and Collins. Voting and dispositive decisions regarding securities owned by Delta Fund LLC and Gamma Fund LLC are made by a vote or consent of a majority in number of the voting members of Gamma Fund LLC and Delta Fund LLC. Messrs. Hellman and Zuckerman have no direct ownership of any securities and disclaim beneficial ownership of such shares except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of their proportionate membership interests. Mr. De Leeuw has direct ownership of only the 20,000 securities disclosed above, and disclaims beneficial ownership of all other shares (including those held in trust for his son) except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of his proportionate membership interests. Mr. McCown has direct ownership of only the 10,000 securities disclosed above, and disclaims beneficial ownership of all other shares except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of his proportionate membership interests. Mr. Orr is an operating affiliate of MDC. Mr. Orr has direct ownership of only the 8,500 securities disclosed above and disclaims beneficial ownership of all other shares. The address of each of the above referenced entities is c/o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.

 (4) Under an irrevocable proxy, CALPERS has granted McCown De Leeuw & Co. III, L.P. the right to vote all of the shares of Common Stock it holds. The address of California Public Employees Retirement System is Lincoln Plaza, 400 P Street, Sacramento, CA 95814.
 (5) Information regarding share ownership has been derived from the Amended Statement of Beneficial Ownership on form SC 13G/A filed February 14, 2000 and subsequent transfers of shares which required authorization from the Company. Includes 2,000 shares held by the Dartford Partnership, LLC ("Dartford"). Also includes 836,435 shares, 1,458,411 shares, 569,139 shares, 263,008 shares and 1,091,787 shares held by Ian R. Wilson, James
     B. Ardrey, Ray Chung, M. Laurie Cummings and Cary S. Fitchey, respectively. Ian Wilson's shares include 130,990 shares held by the Ian and Susan Wilson 1998 Irrevocable Trust. James Ardrey's shares includes a total of 33,036 shares held by family members and trusts: 4,504 shares held by Scott W. Seaton, Trustee F/B/O Caitlin E. Ardrey; 4,504 shares held by Scott W. Seaton, Trustee F/B/O Ian B. Ardrey; 6,007 shares held by Wendy R. Ardrey, Trustee F/B/O Ann Richardson; 6,007 shares held by Elizabeth D. Ardrey; 6,007 shares held by R. Holt Ardrey, Trustee F/B/O Blake Ardrey; and 6,007 shares held by R. Holt Ardrey, Trustee F/B/O Scott Ardrey. James Ardrey disclaims beneficial ownership of 27,029 shares held directly by certain children's trusts. Ray Chung's shares include 102,094 shares held by children's trusts; 51,047 shares held by the Ray and Eileen Chung Children's Trust F/B/O Melissa Ann Chung and 51,047 shares held by the Ray and Eileen Chung Children's Trust F/B/O Jessica Michelle Chung. Each of Messrs. Wilson, Ardrey, and Chung and Ms. Cummings disclaim beneficial ownership of the shares of the Company's Common Stock held by Dartford, except for those shares held directly by him or her, respectively, or otherwise in which they have a pecuniary interest. The address of Dartford is 456 Montgomery Street, Suite 2200, San Francisco, CA 94104.
 (6) Tiger Brands' (f/k/a Tiger Oats) shares are held by Gloriande, a corporation organized under the laws of Luxembourg, which is the record owner of the Company's Common Stock. Gloriande is an indirect wholly-owned subsidiary of Tiger Brands. The shares of capital stock of Tiger Brands are traded publicly on the Johannesburg Stock Exchange. Mr. Clive
     A. Apsey is a consultant for Tiger Brands but disclaims beneficial ownership of the Company's Common Stock held by Tiger Brands. The address of Tiger Brands Limited is 85 Bute Lane, Sandown, Sandton 2196, Republic of South Africa.
 (7) UBS Capital LLC is a wholly-owned indirect subsidiary of Union Bank of Switzerland. The shares of capital stock of Union Bank of Switzerland (now UBS AG) are publicly held. Includes 536,316 shares of Common Stock issuable upon conversion of 449,165 shares of Series A Cumulative Convertible Preferred Stock. Mr. Charles J. Delaney, a director of the Company, is the president of UBS Capital Americas and disclaims beneficial ownership of the Company's Common Stock held by UBS Capital LLC. The address of UBS Capital LLC is 299 Park Avenue, 34th Floor, New York, NY 10171.
 (8) Includes 250,000 shares subject to stock options exercisable within 60 days of April 19, 2001.
 (9) Includes 112,500 shares subject to stock options exercisable within 60 days of April 19, 2001.
(10) Includes 244,072 shares of Common Stock distributed to Mr. Ellinwood under the VDK Plan distributed July 1, 1999. Also includes 100 shares held by Mr. Ellinwood's son. Includes 192,500 shares subject to stock options exercisable within 60 days of April 19, 2001.
(11) Includes 100,000 shares subject to stock options exercisable within 60 days of April 19, 2001.

                Certain Relationships and Related Transactions

   As of April 25, 2001, Aurora Foods Inc. has maintained business relationships and engaged in certain transactions described below.

   On April 19, 2000, the Company entered into an agreement pursuant to which The Chase Manhattan Bank ("Chase") agreed to purchase from time to time certain of the Company's accounts receivable. The agreement was amended as of February 7, 2001. The agreement provides that the amount of purchased and uncollected accounts receivable outstanding at any given time is not to exceed $60 million, which is effectively reduced to $46 million on March 31, 2001 and to $36 million on December 31, 2001. Funds affiliated with Fenway, whose partners include Messrs. Dresdale, Geisser and Lamm (all directors of the Company), MDC, whose managing directors include Messrs. McCown and De Leeuw (both directors of the Company), and whose operating affiliates include Mr. Orr (a director of the Company), and UBS Capital LLC (Charles Delaney, a director of the Company, is president of UBS Capital Americas) have agreed to participate, on a subordinated basis, in not less than 15% of this accounts receivable transaction. The purchase price will be calculated to include a customary discount to the amount of the receivables purchased. The Company has agreed to pay customary fees in connection with this accounts receivable transaction. The agreement also contains customary representations, warranties and covenants by the Company. The agreement terminates on March 31, 2002.

   On September 20, 2000, the Company issued 3,750,000 shares of its Series A Convertible Cumulative Preferred Stock ("Series A Preferred Stock") to certain existing stockholders including funds affiliated with Fenway, MDC and UBS Capital LLC at a price of $4.00 per share for an aggregate offering price of $15,000,000. The shares have a par value of $0.01 per share, pay a cumulative dividend in arrears of 8% and have a liquidation preference value of the greater of (i) $4.00 per share, plus accumulated dividends if any, plus any unpaid dividends or (ii) the amount payable with respect to the number of shares of Common Stock into which the shares of Preferred Stock plus accumulated dividends, if any, plus any unpaid dividends could be converted (assuming the conversion of all outstanding shares of Preferred Stock immediately prior to the liquidation). The Series A Preferred Stock is convertible into the number of shares of Common Stock equal to $4.00 plus accumulated dividends, if any, and unpaid dividends since the last dividend payment date divided by the initial conversion price of $3.35 (the "Conversion Price"). The Conversion Price is currently $3.35 and is subject to adjustment for equity issuances by the Company at a price per share less than the Conversion Price. The Series A Preferred Stock converts at the Company's option into shares of Common Stock in the event the Common Stock trades for 10 consecutive days at a price that is in excess of 200% of the Conversion Price. Preferred dividends, to the extent they are paid, will be paid in the form of additional Preferred Stock until such time as the restrictions on payments of dividends contained in the senior secured debt agreements are no longer in effect at which time the Company will consider how future dividends will be paid.

   The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Fenway, MDC III and Dartford of 0.333% of the acquisition price for future acquisitions by the Company. The Dartford agreement terminated upon the resignation of Ian Wilson on February 17, 2000. The acquisition price is the sum of (i) the cash purchase price actually received by the seller, (ii) the fair market value of any equity securities issued by the seller, (iii) the face value of any debt securities issued to the seller less any discounts, (iv) the amount of liabilities assumed by the Company plus (v) the fair market value of any other property or consideration paid in connection with the acquisition, with installment or deferred payments to be calculated using the present value thereof.

   Pursuant to an agreement dated July 1, 1998 and terminated on February 17, 2000, the Company paid Dartford $200,000 for 2000, $800,000 for 1999 and $400,000 for 1998 as reimbursement for corporate headquarters expenses. Such expenses included staff salaries, miscellaneous office expenses related to the administration of the Company's former headquarters, and rent for the space leased by Dartford and formerly used by the Company as its corporate headquarters.

   The Company and certain stockholders of the Company, including Fenway entities, MDC entities, UBS Capital LLC, Gloriande and Tiger Brands, have entered into the Securityholders Agreement, which provides for certain rights, including registration rights of the stockholders.

   On December 31, 1996 and January 16, 1998, Mr. Thomas J. Ferraro, President, Dry Grocery Division, executed promissory notes in the amount of $60,000 and $131,000, respectively, in favor of the Company to evidence monies borrowed to assist in the capitalization of his limited liability company interests held in MBW LLC. The promissory notes matured December 31, 1999 and January 16, 2001. Interest is due and payable quarterly at the rate of 8% per annum and there are required annual principal payments. The aggregate balance outstanding on his promissory notes as of December 31, 2000 and December 31, 1999 was $53,667 and $107,334, respectively. In accordance with the terms of Mr. Ferraro's resignation agreement, the outstanding principal amount of $107,334 on June 8, 2000 is being repaid in four equal installments ending June 30, 2001.

   On July 7, 1999, Mr. Thomas O. Ellinwood, Executive Vice President, Brands, and Mr. Anthony A. Bevilacqua, Executive Vice President, Marketing, in connection with certain equity issuances to them, executed secured promissory notes payable on demand by the Company in the amount of $501,571 and $188,561, respectively, in favor of the Company. If Mr. Ellinwood or Mr. Bevilacqua sells his shares of the Company's Common Stock, he must repay his note. The interest payable on the notes is reset annually on July 1st. The interest rate for the year ending June 30, 2001 is 6.5%. The entire amount of both notes remains outstanding as of December 31, 2000.

            Interest of Certain Persons in Matters to be Acted Upon

   The following individuals, who were executive officers of the Company during the last fiscal year, some of whom are directors, are, or will be, eligible to participate in the 1998 Employee Stock Purchase Plan, and therefore would benefit from the approval of the amendment to increase the total amount of shares available for purchase under the plan: James T. Smith; Christopher T. Sortwell; Paul Graven; Thomas O. Ellinwood; and Anthony A. Bevilacqua.

          Compensation Committee Interlock and Insider Participation

   The Board of Directors has appointed Messrs. Lamm and De Leeuw as Co-Chairs of its Compensation Committee. Prior to his resignation as Chairman of the Board and Chief Executive Officer, Mr. Wilson was an ex officcio member of the Compensation Committee. The Compensation Committee governs the compensation of the executive officers of the Company subject to ratification by the Board of Directors. The Compensation Committee administers the Company's 2000 Equity Incentive Plan, 1998 Long Term Incentive Plan and the 1998 Employee Stock Purchase Plan.

   Messrs. McCown and De Leeuw are general partners and Mr. Orr is an operating affiliate of MDC. Messrs. Dresdale, Geisser and Lamm are partners of Fenway. Mr. Wilson is the managing partner of Dartford.

   Pursuant to an agreement dated July 1, and terminated on February 17, 2000, the Company paid Dartford $200,000 for 2000, $800,000 for 1999 and $400,000
for 1998 as reimbursement for corporate headquarters expenses. Such expenses included staff salaries, miscellaneous office expenses related to the administration of the Company's former corporate headquarters, and rent for the space leased by Dartford and formerly used by the Company as its corporate headquarters. This agreement terminated upon Mr. Wilson's resignation on February 17, 2000.

   The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Dartford, MDC III, and Fenway of 0.333% of the acquisition price for future acquisitions by the Company. The agreement with Dartford terminated upon the resignation of Ian Wilson on February 17, 2000.

   The Company and certain stockholders of the Company, including Fenway entities, McCown entities and Dartford, have entered into the Securityholders Agreement, which provides for certain rights, including registration rights of the stockholders.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on the Company's review of the copies of such forms furnished to the company and written representations, including representations of its directors and executive officers, the Company believes that all of its officers, directors, and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2000 except as follows. Charles A. Delaney, David E. De Leeuw, Richard C. Dresdale, Andrea Geisser, Peter Lamm, George E. McCown, Ronald S. Orr, UBS Capital LLC, FPIP, LLC, FPIP Trust, LLC, McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. III (Europe), L.P., McCown De Leeuw & Co. III (Asia), L.P., Gamma Fund LLC, McCown De Leeuw & Co. IV, L.P., Delta Fund LLC and McCown De Leeuw & Co. IV Associates, L.P. each failed to timely file one required report relating to one purchase of the Company's equity securities. Mr. De Leeuw did not comply with Section 16(a) filing requirements for two transactions during the fiscal year ended December 31, 1999 and for two transactions during the fiscal year ended December 31, 1998. James T. Smith, Christopher T. Sortwell, Paul Graven, Mr. Orr and Mr. McCown failed to timely file a Form 3 as an initial statement of beneficial ownership of securities of the Company.

                        Independent Public Accountants

   The directors have appointed PricewaterhouseCoopers LLP to examine the financial statements of the Company for the fiscal year ending December 31, 2001. The Company expects a representative of PricewaterhouseCoopers LLP to be present at the Annual Meeting, with an opportunity to make a statement if the representative desires to do so, and to be available to respond to appropriate questions from shareholders.

                                 Annual Report

   The Company's annual report on Form 10-K for the year ended December 31, 2000, including financial statements, has been mailed to all stockholders entitled to vote at the Annual Meeting. The annual report on Form 10-K does not constitute a part of the proxy solicitation material. Copies of the Company's annual report on Form 10-K are available without charge upon written request by contacting Mark Kollar, Senior Vice President of Broadgate Consultants, Inc., One Exchange Plaza, 16th Floor, New York, New York 10006, or by calling Mr. Kollar at (212) 232-2222.

                                          By order of the Board of Directors,
                                          Richard C. Dresdale
                                          Chairman of the Board

St. Louis, Missouri
April 26, 2001

                                                                      EXHIBIT A

                               AURORA FOODS INC.

                            Audit Committee Charter

   The Audit Committee (the "Audit Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements and (iii) the independence and performance of the Company's internal and external auditors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board). Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

   The outside auditors for the Company are ultimately accountable to the Board (as assisted by the Audit Committee). The Board, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

   The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

   The Audit Committee shall make regular reports to the Board.

   In performance of its duties, the Audit Committee shall:

   1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

   2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

   3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

   4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

   5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

   6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

   7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

   8. Ensure that the outside auditors prepare and deliver at least annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and recommend that the Board take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence.

   9. Instruct the outside auditors that the outside auditors are ultimately accountable to the Board and Audit Committee

  10. Review and approve the fees to be paid to the independent auditor for audit and non-audit services.

  11. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  12. Review the appointment and replacement of the senior internal auditing executive.

  13. Advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto.

  14. Review the significant reports to management prepared by the internal auditing department and management's responses.

  15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

  16. Advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices.

  17. Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

  18. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

  19. Consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Accounting Standards No. 61, as may be modified or supplemented, including reports and communications related to:

    . deficiencies noted in the audit in the design or operation of internal controls;

    .  consideration of fraud in a financial statement audit;

    .  detection of illegal acts;

    . the outside auditor's responsibility under generally accepted auditing standards;

    .  significant accounting policies;

    .  management judgments and accounting estimates;

    .  adjustments arising from the audit;

    . the responsibility of the outside auditor for other information in documents containing audited financial statements;

    .  disagreements with management;

    .  consultation by management with other accountants;

    . major issues discussed with management prior to retention of the outside auditor;

    .  difficulties encountered with management in performing the audit;

    . the outside auditor's judgments about the quality of the entity's accounting principles; and

    . reviews of interim financial information conducted by the outside auditor.

  20. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  21. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

  22. Review with the Company's legal counsel matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  23. Meet at least annually with the management (including the chief financial officer), the senior internal auditing executive and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

PROXY                          AURORA FOODS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2.
  THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
                            COME BEFORE THE MEETING
                          OR ANY ADJOURNMENT THEREOF.

  The undersigned hereby appoints JAMES T. SMITH and CHRISTOPHER T. SORTWELL as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on this proxy card, all the shares of Common Stock, $0.01 par value, of Aurora Foods Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Aurora Foods Inc. to be held Tuesday, June 5, 2001, at 1:00 p.m., local time, at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380 or any adjournment thereof.

                      Please mark your votes like this [X]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE FOLLOWING
DIRECTORS
   1.Election of Directors:
     01-Clive A. Apsey, 02-David E. De Leeuw, 03-Charles J. Delaney, 04-Richard C. Dresdale, 05-Andrea Geisser, 06-Peter Lamm, 07-George E. McCown, 08-Ronald S. Orr, 09-James T. Smith, and 10-Christopher T. Sortwell
                 [_] FOR all directors[_] WITHHOLD all directors
   Withhold authority to elect any individual director. Write number(s) of director(s) below.

   ------------------------------------------

                                                       CONTINUED ON REVERSE SIDE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

     2. Proposal to approve the amendment of the Aurora Foods Inc. 1998 Employee Stock Purchase Plan
                          [_] FOR[_] AGAINST[_] ABSTAIN


                                           I will attend the meeting [_]

                                           Signature __________________________
                                           Signature __________________________
                                           Date _______________________________
                                           NOTE: Please sign exactly as name
                                           appears hereon. Joint owners should
                                           each sign. When signing as attor-
                                           ney, executor, administrator,
                                           trustee or guardian, please give
                                           full title as such.

                               TO VOTE YOUR PROXY
 Mark, sign and date your proxy card and return it in the postage-paid envelope provided.